Exhibit 99.1

Welcome to the Behringer Harvard Opportunity REIT I, Inc. Annual Meeting of Stockholders June 21, 2007 104600 Investor Presentation © 2007 Behringer Harvard

Agenda Preliminary Remarks Call to Order Report on the Operations of the Company Declaration of Quorum Results of Balloting Closing Remarks Conclusion Stockholder Question and Answer Period

 Las Vegas (Henderson) Minneapolis (Minnetonka) St. Louis Charlottesville Fort Worth (Arlington) San Francisco (Santa Clara) Boston (Middleton) Houston Opportunity REIT Property Locations Dallas (Irving) Vail Valley (Edwards) Bahamas (Royal Island)

2006 Rental Revenue (in thousands) $1,317 $2,870 $355 $119 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Q1 Q2 Q3 Q4

Distributions Declared (in thousands) In 2006, more than $2.7 million in distributions were declared Distribution payments began in the third quarter of 2006 and a total of about $1.1 million in regular distributions were paid by year end The rate represented a two percent annualized return, assuming a $10 share price In January 2007, we paid a $1.4 million special distribution for shareholders of record as of December 31, 2006 In March 2007, our board of directors declared distributions for the second quarter of 2007 to be paid at a 3.0 percent annualized rate of return based upon a $10 per share purchase price. Distributions for the first quarter of 2007 were paid at a 2.5 percent annualized rate of return based upon a $10 per share purchase price. $0 $0 $573 $2,176 $0 $500 $1,000 $1,500 $2,000 $2,500 Q1 Q2 Q3 Q4

Opportunity REIT I Property Highlights

 12600 Whitewater • olis (Minnetonka), Minnesota Built in 1997 (renovated 2002) Acquired March 2006 Class A Office 2-story; 70,705 square feet • Key tenants Associated Financial Group Vanco Services KMG America Built in 1997 (renovated 2003) Acquired March 2006 Two-story office building 71,000 rentable square feet Key tenants: Vanco Services LLC KMG America Corporation ABC Insurance Management Group LLC 12600 Whitewater Minneapolis (Minnetonka), Minnesota

Built in 1990 (renovated 1999) Acquired July 2006 Eight-story office building 226,000 rentable square feet Key tenants: Verizon Information Services, Inc. SAS Institute, Inc. Ferncroft Corporate Center Boston (Middleton), Massachusetts

Currently under development Fund provided mezzanine financing with option to purchase at a predetermined price following completion 5.8-acre development site Alexan Voss Houston, Texas Developed by Trammell Crow Residential 376-unit apartment complex Property features: Located between Galleria/Uptown and Westchase Districts Near a variety of retail outlets, restaurants, and entertainment centers

Currently under development Fund provided mezzanine financing with option to purchase at a predetermined price following completion 11-acre development site Alexan Black Mountain Las Vegas (Henderson), Nevada Developed by Trammell Crow Residential 213-unit apartment complex Property features: In the immediate area of a mixed-use, master-planned community intended to support Nevada State College First units projected to be available in late 2007 to early 2008

Historic mixed-use property 11-story hotel building built in 1929; renovated in 1997 29-story residential building built in 1931; renovated in 1997 Acquired a 95 percent interest in December 2006 1.2 million total square feet $95 million renovation underway resulting in: 340 luxury hotel rooms 87 condominiums 48 corporate apartments Property features: Five restaurants, including four-star Café Eau Five-screen, first-run movie theater 65,000 square feet of banquet and meeting space 20,000-square-foot fitness center Salon and spa Chase Park Plaza St. Louis, Missouri

Built in 1983 Acquired December 2006 69 percent occupancy at time of acquisition Three-story office building Approximately 138,000 rentable square feet Key tenants: Turner Collie Braden, Inc. WNC Insurance Services, Inc. Bent Tree Green Dallas, Texas

Three office buildings Three-story building built in 1979 Two-story building built in 1981 One-story building built in 2001 Acquired December 2006 239,000 total rentable square feet Key tenant: First Horizon Home Loan Corporation Las Colinas Commons Dallas (Irving), Texas

Student housing project under construction February 2007—Fund provided mezzanine financing and has an agreement to acquire an equity stake in the property after completion 649 beds Property features: Located near the University of Virginia Upscale student friendly amenities will include electronic study halls, fitness facility, pool, and more GrandMarc at the Corner Charlottesville, Virginia

GrandMarc at Westberry Place Fort Worth, Texas Student housing project built in 2006 February 2007—Fund provided mezzanine financing and has an agreement to acquire an equity stake in the property 644 beds Property features: Located near Texas Christian University Additional 23,000 square feet of retail space anchored by Perrotti’s Pizza and Citibank branch

Built in 1984 Acquired May 2007 69-acre data center campus that includes an 87,000-square-foot building 13.8 acres of developable land Key tenant: Atos Origin 5000 S. Bowen Road Ft. Worth (Arlington), Texas

Built in 1984 Acquired May 2007 Three-building complex on 22.8 acres 69 percent occupancy at acquisition Approximately 456,000 total rentable square feet Key tenant: – Hitachi Data Systems (leases two of the three buildings) Santa Clara Tech Center San Francisco (Santa Clara), California

Royal Island Bahamas Current plans: Luxury boutique hotel with a spa and fitness center Residential lots, villas, townhomes, and lofts 18-hole Jack Nicklaus Signature Golf Course Full-service deep water marina Acquired 31 percent interest in JV with Cypress Equities (an affiliate of The Staubach Company) and other unaffiliated parties in May 2007 409-acre main island plus two islands totaling 21 acres

The Lodge and Spa at Cordillera Vail Valley (Edwards), Colorado 23.2 acres of undeveloped land Renovation planned Additional development potential Acquired 85 percent interest in June 2007 56-room resort and 20,000-square-foot spa

Royal Island The Lodge and Spa at Cordillera Las Colinas Commons Chase Park Plaza Bent Tree Green Ferncroft Corporate Center Santa Clara Tech Center GrandMarc at Westberry Place Alexan Voss Alexan Black Mountain GrandMarc at the Corner 5000 S. Bowen Rd. 12600 Whitewater